      As filed with the Commission on December 30, 1998   File No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                  ---------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                                  ---------
                        ORBITAL SCIENCES CORPORATION
           (Exact name of registrant as specified in its charter)


           Delaware                                        06-1209561
------------------------------                        -------------------
(State or other jurisdiction of                         (IRS Employer
incorporation or organization)                        Identification No.)

                            21700 Atlantic Boulevard
                            Dulles, Virginia  20166
                            -----------------------
          (Address of principal executive offices, including zip code)

                             ORBITAL SCIENCES CORPORATION
                          1999 EMPLOYEE STOCK PURCHASE PLAN
      ----------------------------------------------------------------------
                          (Full title of the plan)

                            Leslie C. Seeman, Esq.
            Senior Vice President, General Counsel and Secretary
                        Orbital Sciences Corporation
                          21700 Atlantic Boulevard
                           Dulles, Virginia 20166
                               (703) 406-5000
                               --------------
          (Name, address and telephone number of agent for service)

                              ------------------
                                   Copy to:

                             Eve N. Howard, Esq.
                            Hogan & Hartson L.L.P.
                            555 13th Street, N.W.
                         Washington, D.C. 20004-1109
                                (202) 637-5600
                              ------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
 Title of                 Amount               Proposed maximum     Proposed             Amount of
 Securities               to be                offering             maximum              registration
 to be                    registered(1)        price per            aggregate            fee
 registered                                    share(2)             offering
                                                                    price(2)
-------------------------------------------------------------------------------------------------------------
 Common Stock
 par value, $.01          2,000,000              $33.34             $66,680,000          $18,538

-------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers any additional shares of Common Stock, par value $.01 per share, of Orbital Sciences Corporation which become issuable under the Orbital Sciences Corporation 1999 Employee Stock Purchase Plan by reason of any stock split, stock dividend, recapitalization or similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, based on 85% of the average of the high and low prices of the Common Stock, par value $.01 per share, of Orbital Sciences Corporation, reported on the New York Stock Exchange on December 23, 1998.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in this Part I will be sent or given to employees participating in the Orbital Sciences Corporation 1999 Employee Stock Purchase Plan (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Orbital Sciences Corporation (the "Registrant" or the "Company") hereby incorporates the following documents, all of which have previously been filed with the Securities and Exchange Commission, herein by reference:

         a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         b) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

         c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under
                 Section 12 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and all amendments or reports filed for the purpose of updating such description.

         All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not required.

Item 5.  Interests of Named Experts and Counsel.

         Not required.

Item 6.  Indemnification of Directors and Officers.

         The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law sets forth provisions that define the extent to which a corporation organized under the laws of Delaware may indemnify directors, officers, employees or agents. Section 145 provides as follows:

                 (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                 (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                 (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                 (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and
         (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                 (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                 (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                 (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

                 (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                 (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                 (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Paragraph Ten of the Company's Restated Certificate of Incorporation provides that the Company shall, to the maximum extent permitted by Delaware law, indemnify and, upon request, advance expenses to any person:

              ...who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or while a director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amount paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim, provided, however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Paragraph 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

         Section 102(b)(7) of the Delaware General Corporation Law permits corporations to eliminate or limit the personal liability of their directors by adding to the Certificate of Incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for (a) any breach of any director's duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) payment of dividends or repurchases or redemptions of stock other than from lawfully available funds, or (d) any transaction from which the director derived an improper personal benefit. Paragraph Nine of the Company's Restated Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined.

         In addition, the Company has entered into substantially identical indemnification agreements with each of its Directors and Executive Officers and certain other officers. The Company has agreed, to the full extent permitted by the Delaware General Corporation Law, as amended from time to time, to indemnify each indemnitee against all loss and expense incurred by the indemnitee because he was, is or is threatened to be made a party to any completed, pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was a director, officer, employee or agent of the Company or any of its affiliates, or because the Company has a right to judgment in its favor because of his position with the Company or any of its affiliates. The indemnitee will be indemnified so long as he acted in good faith and in a manner reasonably believed by him to be in or not opposed to the Company's best interests. The agreement further provides that the indemnification thereunder is not exclusive of any other rights the indemnitee may have under the Company's Restated Certificate of Incorporation, By-Laws or any agreement or vote of stockholders, nor may the Restated Certificate of Incorporation or By-Laws be amended to effect adversely the rights of any indemnitee.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed as a part of this Registration Statement.

   Exhibit
     No._                          Description
   -------                         -----------
    5                   Opinion of Hogan & Hartson L.L.P.

    23.1                Consent of Hogan & Hartson L.L.P
                        (contained in Exhibit 5).


    23.2                Consent of KPMG Peat Marwick LLP.

    24                  Powers of Attorney (contained on the
                        Signature Page of this Registration
                        Statement).

    99.1                Orbital Sciences Corporation 1999
                        Employee Stock Purchase Plan

Item 9.   Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (A) To include any prospectus required by Section
              10(a)(3) of the Securities Act;

                  (B) To reflect in the prospectus any facts or events
              arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (C) To include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudoun, the Commonwealth of Virginia, on this 30th day of December, 1998.

                                         ORBITAL SCIENCES CORPORATION



                                         By /s/ David W. Thompson
                                            ---------------------
                                            David W. Thompson, Chairman
                                            of the Board, President and
                                            Chief Executive Officer


                 Each person whose signature appears below hereby constitutes and appoints David W. Thompson, Bruce W. Ferguson and Leslie C. Seeman, or any of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the dates indicated by the following persons in the capacities indicated.

                     SIGNATURES                                             TITLE                                 DATE
                     ----------                                             -----                                 ----

                /s/ DAVID W. THOMPSON                       Chairman of the Board, Chief Executive              12/30/98
-------------------------------------------------------     Officer and Director (Principal Executive         ------------
                  DAVID W. THOMPSON                                        Officer)

                /s/ JEFFREY V. PIRONE                    Executive Vice President and Chief Financial           12/30/98
-------------------------------------------------------       Officer (Principal Financial Officer)           ------------
                  JEFFREY V. PIRONE

                /s/ MICHAEL P. KEEGAN                           Vice President and Controller                   12/30/98
-------------------------------------------------------                                                       ------------
                  MICHAEL P. KEEGAN

                 /s/ FRED C. ALCORN                                        Director                             12/30/98
-------------------------------------------------------                                                       ------------
                   FRED C. ALCORN

                 /s/ KELLY H. BURKE                                        Director                             12/30/98
-------------------------------------------------------                                                       ------------
                   KELLY H. BURKE

                /s/ BRUCE W. FERGUSON                                      Director                             12/30/98
-------------------------------------------------------                                                       ------------
                  BRUCE W. FERGUSON

                 /s/ DANIEL J. FINK                                        Director                             12/30/98
-------------------------------------------------------                                                       ------------
                   DANIEL J. FINK

                 /s/ LENNARD A. FISK                                       Director                             12/30/98
-------------------------------------------------------                                                       ------------
                   LENNARD A. FISK

                                                                           Director
-------------------------------------------------------                                                       ------------
                 JACK L. KERREBROCK

                                                                           Director
-------------------------------------------------------                                                       ------------
                   DOUGLAS S. LUKE

                 /s/ JOHN L. MCLUCAS                                       Director                             12/30/98
-------------------------------------------------------                                                       ------------
                   JOHN L. MCLUCAS

                                                                           Director
-------------------------------------------------------                                                       ------------
                JANICE I. OBUCHOWSKI

               /s/ FRANK L. SALIZZONI                                      Director                             12/30/98
-------------------------------------------------------                                                       ------------
                 FRANK L. SALIZZONI

               /s/ HARRISON H. SCHMITT                                     Director                             12/30/98
-------------------------------------------------------                                                       ------------
                 HARRISON H. SCHMITT

                /s/ JAMES R. THOMPSON                                      Director                             12/30/98
-------------------------------------------------------                                                       ------------
                  JAMES R. THOMPSON

                /s/ SCOTT L. WEBSTER                                       Director                             12/30/98
-------------------------------------------------------                                                       ------------
                  SCOTT L. WEBSTER

                                Exhibit Index

   Exhibit
     No._                          Description
   -------                         -----------
    5                   Opinion of Hogan & Hartson L.L.P.

    23.1                Consent of Hogan & Hartson L.L.P
                        (contained in Exhibit 5).


    23.2                Consent of KPMG Peat Marwick LLP.

    24                  Powers of Attorney (contained on the
                        Signature Page of this Registration
                        Statement).

    99.1                Orbital Sciences Corporation 1999
                        Employee Stock Purchase Plan